UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2005

LUXEMBURG BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22471	39-1457904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Main Street Luxemburg, Wisconsin	54217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (920) 845-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

See Item 8.01.

Item 8.01  Other Events.

On or about May 19, 2005, Luxemburg Bancshares, Inc. (the “Company”) will mail to its shareholders the attached letter announcing the Company’s intent to engage in a going private transaction by way of a 1-for-500 reverse stock split to be followed immediately by 500-for-1 forward stock split.  Shareholders of record of less than 500 shares of common stock of the Company will receive for their stock a cash payment of $54.00 per pre-split share.  Shareholders of record of 500 or more shares will not receive a cash payment and will continue to hold the same number of shares as before the stock splits.  The letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders dated May 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 19, 2005

LUXEMBURG BANCSHARES, INC.

By:  /s/ John A. Slatky

John A. Slatky

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Shareholders dated May 19, 2005